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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



FindWhat.com
5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907

         We have issued our report dated January 30, 2003, accompanying the consolidated financial statements as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, of Findwhat.com and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

GRANT THORNTON LLP
Tampa, Florida
March 16, 2004